Exhibit 10.1

AMENDMENT TO HANDLEMAN COMPANY 2001 STOCK

OPTION AND INCENTIVE PLAN

The Handleman Company 2001 Stock Option and Incentive Plan is amended, effective as of the date hereof, by replacing the existing Paragraph 16 in its entirety with the following:

If the employment of a Participant by the Corporation or a Subsidiary shall be terminated (or an outside director’s service as a director shall terminate), the Committee may, in its discretion, permit the exercise of stock options granted to such Participant (a) for a period not to exceed three months following such termination of employment (or one year following termination of employment on account of the Participant’s death or permanent disability) with respect to Incentive Options, and (b) for a period not to extend beyond the expiration date with respect to Nonqualified Options. In no event, however, shall a stock option be exercisable subsequent to its expiration date. A stock option may only be exercised after termination of a Participant’s employment (or of an outside director’s service as a director) to the extent exercisable on the date of termination of employment (or termination of service as an outside director); provided, however, that if the termination of a Participant’s employment (or of an outside director’s service as a director) is due to the Participant’s death or permanent disability, all stock options granted to such Participant shall thereupon become exercisable in full; and provided further, that if the termination of a Participant’s employment (or of an outside director’s service as a director) is due to the Participant’s retirement at a retirement age permitted under the Corporation’s retirement plan, the Committee may, in its discretion, permit the Participant’s stock options to become exercisable following the termination of employment or service as a director in accordance with the provisions established at the time of grant in the relevant stock option agreement or agreements.

As adopted by the Board of Directors on February 24, 2004.